UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

SunLink Health Systems Inc.

(Exact name of Registrant as Specified in Its Charter)

Georgia	001-12607	31-0621189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway Suite 690
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 933-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares without par value Preferred Share Purchase Rights	SYY	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2023, the Company’s subsidiary, Crown Healthcare Investments, LLC, amended their previously announced agreement with Progressive Health Group, LLC (“Buyer”) for the sale of the subsidiary that owns and operates Trace Regional Medical Center, to the Buyer (the “Sale”). The amendment, among other things, extends the closing date until January 31, 2023, on substantially the same price and terms previously announced.

Item 8.01 Other Events.

On December 12, 2023, the Company issued a press release announcing the amendment to the previously announced Sale agreement. A copy of the referenced press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits The following exhibit is filed with this report:

EXHIBIT 99.1 – SunLink Health Systems, Inc and Progressive Health Group, LLC, Agree to Extend the Closing Date of their Previously-announced Sale of Trace Regional Medical Center

EXHIBIT 104 – Cover Page Interactive Data File - The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Date:	December 12, 2023	/s/ Mark J. Stockslager
Mark J. Stockslager
Chief Financial Officer